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                                                                   Exhibit 10.19

                           NON-COMPETITION AGREEMENT

                                 BY AND AMONG

                        TLG LABORATORIES HOLDING CORP.,

                            TWIN LABORATORIES INC.

                                      AND

                                 JEAN BLECHMAN



                                  DATED AS OF

                                  MAY 7, 1996
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                           NON-COMPETITION AGREEMENT
                           -------------------------

     This NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of May 7, 1996, by and among TLG Laboratories Holding Corp., a Delaware corporation ("Holding"), Twin Laboratories Inc., a Utah corporation formerly known as Natur-Pharma Inc. ("Twin") and Jean Blechman, an individual currently residing at 17927 Lakes Estates Drive, Boca Raton, Florida 33496 (the "Stockholder"). As used herein, the term "Company" shall refer, individually and/or collectively, as applicable, to Holding and its existing and future subsidiaries, including but not limited to Twin and Advanced Research Press, Inc., a New York corporation ("ARP").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, concurrently with the execution of this Agreement, Holding will acquire all of the outstanding capital stock of Twin, and subsequently Twin Laboratories Inc., a New York corporation ("Old Twin"), Twinlab Export Corp. ("Export"), Twinlab Specialty Corporation ("Specialty"), Alvita Products, Inc. ("Alvita"), ARP and B. Bros. Realty Corporation ("B. Bros.") (Twin, Old Twin, Export, Specialty, Alvita, ARP and B. Bros. being referred to collectively as the "Companies") will merge with Twin or Natur-Pharma II Inc., a subsidiary of Twin, all as more fully described in the Stock Purchase and Sale Agreement dated as of March 5, 1996, as amended (the "Purchase Agreement"), by and among the Stockholder, David Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, Holding, Natur-Pharma Inc. and Green Equity Investors II, L.P. ("GEI"); and

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     WHEREAS, immediately prior to consummation of the transactions contemplated by the Purchase Agreement, the Stockholder is a holder of common stock of each of Twin, Old Twin, Export, Specialty, Alvita and ARP ("Company Shares") and has agreed to exchange or sell the Company Shares as specified in the Purchase Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition to GEI's obligations under the Purchase Agreement, GEI would not consummate the transactions contemplated by the Purchase Agreement unless each stockholder of the Companies delivers an agreement comparable to this Agreement and agrees to comply with the terms hereof, and this Agreement constitutes an important portion of the consideration given by the Stockholder under the Purchase Agreement and is integral to the benefit of the bargain to GEI under the Purchase Agreement;

     NOW, THEREFORE, in order to induce GEI to consummate the transactions contemplated by the Purchase Agreement, and in recognition and acknowledgement of the Company's need to protect its goodwill and other business interests and for other good and valuable consideration to be received by the Stockholder in connection with the transactions contemplated by the Purchase Agreement, Holding, Twin and the Stockholder, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.   Definitions.  The following terms shall have the meanings set forth
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below.

          (a)  "Board" shall mean the board of directors of Holding.

          (b) "Confidential Material" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, data, specifications and processes presently owned or at

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any time hereafter developed by the Company or its agents or consultants or used presently or at any time hereafter in the course of the business of the Company, that are not otherwise part of the public domain.

          (c) "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          (d) "Person" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or governmental or other agency or political subdivision thereof.

     2.   Covenant Not to Compete.  The Stockholder shall not, for a period of
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five (5) years from the date hereof (the "Term"), directly or indirectly, own, manage, operate, join or Control or participate (or serve as a consultant or in a similar position) in the ownership, management, operation or Control of, any business, entity, firm, partnership, corporation or other Person, whether private, governmental or quasi-governmental, other than the Company, which is engaged, directly or indirectly, anywhere in the world, in (i) the business of developing, manufacturing, marketing, selling and/or distributing of vitamins, minerals, nutritional supplements (including, without limitation, amino acids and proteins), herbal products, phytonutrients or herb teas, (ii) the publication of related health, fitness or body-building publications, or (iii) any other business engaged in or being developed by the Company, or being actively considered by management of the Company (a "Competitor"); provided,
                                                                    --------
however, that nothing in this Agreement shall preclude the Stockholder from
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serving on the board of directors of any company with the prior consent of the
Board or from owning less than 5% of any class of publicly traded equity of any Competitor. Notwithstanding the immediately preceding sentence, to the extent that the Company ceases to develop any such other business which was being developed, or the management of the Company ceases to actively consider any such other business which was being actively considered, the covenant set forth in the immediately preceding sentence shall no longer be applicable to such other business. At the written request of the Stockholder, the Company shall promptly inform the Stockholder of whether any particular business or businesses that were being so developed or actively considered have ceased to be so developed or actively considered.

     3.   Non-Interference.  During the Term, the Stockholder agrees to refrain
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from, directly, indirectly or as an agent on behalf of or in conjunction with any Person, soliciting (i) or encouraging (other than employee referrals and similar activities consistent with past practice) any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company or (ii) any customer of the Company on behalf of any Competitor or any other business.

     4.   Nondisclosure of Confidential Material.  The Stockholder has had, and
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may be expected in the future to have, access to Confidential Material.  All such Confidential Material is considered secret and has been and/or will be disclosed to the Stockholder in confidence, and the Stockholder acknowledges that, as a consequence of her employment and position with the Company, the Stockholder had access to and became acquainted with Confidential Material. Except in the performance of her duties as a consultant of the

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Company, the Stockholder shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such
Confidential Material.   All records, files, drawings, documents, equipment and
other tangible items, wherever located, relating in any way to or containing Confidential Material, which the Stockholder has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement, or whenever requested by the Company, the Stockholder shall promptly deliver to the Company any and all of the Confidential Material and copies thereof, not previously delivered to the Company, that may be in the possession or under the control of the Stockholder. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Material to the extent, but only to the extent,
(i) expressly permitted or required pursuant to any other written agreement between or among the Stockholder and the Company, (ii) such Confidential
Material has been publicly disclosed (not due to a breach by the Stockholder of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (iii) the Stockholder is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, that the Stockholder shall, prior to any such
                        --------
disclosure, immediately notify the Company of such requirement and provided
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further, that the Company shall have the right, at its expense, to object to
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such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

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     5.   Enforcement; Limitation on Damages.
          ----------------------------------

          (a) The Stockholder acknowledges that violation of any of the covenants and agreements set forth in Sections 2, 3 and 4 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by the Stockholder of Sections 2, 3 and 4, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of an injunction or otherwise (without being required to post a bond). Except as provided below, this provision shall not, however, be construed as a waiver of any rights which the Company may have for damages under this Agreement or otherwise, and all of the Company's and its subsidiaries' rights and remedies shall be unrestricted. Notwithstanding the foregoing, monetary damages for breach of any provision hereof by the Stockholder shall be limited to actual direct damages, and for this purpose, (A) such damages shall not be measured by reference to the consideration paid or payable to the Stockholder pursuant to the Purchase Agreement as an inducement to enter into this Agreement, notwithstanding any allocation of the purchase price contained in the Purchase Agreement and (B) such consideration paid or payable pursuant to the Purchase Agreement as an inducement to enter into this Agreement shall not be deemed to be a ceiling on monetary damages for breach of any provision hereof by the Stockholder.

          (b) If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather the Agreement shall be reformed and construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision

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or provisions, but only to the extent that they are contravening or are invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In particular, if any of the covenants or agreements set forth in Sections 2, 3 or 4, or any part thereof, is held to be unenforceable because of the duration of such provision or the areas covered thereby, or otherwise, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or the areas of such provision or otherwise limit any such provision, and, in its reduced form, such provision shall then be enforceable.

          (c) The Stockholder understands that the provisions of Sections 2, 3 and 4 hereof may limit her ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that
(i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained; and (iii) the consideration provided under the Purchase Agreement is sufficient to compensate the Stockholder for the restrictions contained in Sections 2, 3 and 4 hereof. In consideration of the foregoing and in light of the Stockholder's education, skills and abilities, the Stockholder agrees that she will not assert, and it should not be considered, that any provisions of Sections 2, 3 and 4 hereof prevented her from earning a living or are otherwise void, voidable or unenforceable or should be voided or held unenforceable.

     6.   Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the heirs, representatives, successors and assigns of the Stockholder and the successors and assigns of Holding and Twin. In the case of a successor to Holding or Twin, as the case

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may be (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise) upon request by Holding or Twin, as the case may be, the Stockholder shall, by agreement in form and substance reasonably satisfactory to such successor, expressly agree to perform this Agreement in the same manner and to the same extent that the Stockholder would be required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon the Stockholder and any such successor shall be deemed to be "Holding," "Twin" or the "Company", as appropriate, for the purposes of this Agreement.

     7.   Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  if to the Board, Holding, Twin or the Company, to:

               Twin Laboratories Inc.
               2120 Smithtown Avenue
               Ronkonkoma, New York  11779
               Attention:  Philip Kazin

          with a copy to:

               Green Equity Investors II, L.P.
               c/o Leonard Green & Partners, LP
               333 South Grand Avenue, Suite 5400
               Los Angeles, CA  90071
               Attention: Ms. Jennifer Holden Dunbar

          (b)  if to the Stockholder, to:

               Jean Blechman
               17927 Lakes Estates Drive
               Boca Raton, Florida 33496

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          with a copy to:

               Bud G. Holman, Esq.
               Kelley Drye & Warren
               101 Park Avenue
               New York, New York 10178

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

     8.   Execution in Counterparts.  This Agreement may be executed by the
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parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     9.   Jurisdiction and Governing Law.  THE VALIDITY, INTERPRETATION,
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PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF
THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE LAWS, RULES OR PRINCIPLES OF THE STATE OF NEW YORK REGARDING CONFLICT OF LAWS). EACH PARTY AGREES THAT ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH OR THREATENED BREACH OF THIS AGREEMENT MAY BE COMMENCED AND PROSECUTED IN A COURT IN THE STATE OF NEW YORK. EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY COURT IN THE STATE OF NEW YORK IN RESPECT OF ANY SUCH PROCEEDING. EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY

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APPLICABLE LAWS AND RULES.  EACH PARTY WAIVES ANY OBJECTION THAT IT MAY NOW OR
HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN ANY COURT IN THE STATE OF NEW YORK AND ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH PROCEEDING IN ANY COURT IN THE STATE OF NEW YORK HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

     10.  Entire Agreement; Amendment.  This Agreement embodies the entire
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understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them, regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

     11.  Headings.  The headings in this Agreement are for convenience of
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reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                                  TLG LABORATORIES HOLDING CORP.

                                                  /s/ Ross Blechman
                                                  ______________________________
                                                  By:  Ross Blechman
                                                  Its:   President


                                                  TWIN LABORATORIES INC.

                                                  /s/ Ross Blechman
                                                  ______________________________
                                                  By:  Ross Blechman
                                                  Its:   President

                                                  /s/ Jean Blechman
                                                  ______________________________
                                                  Jean Blechman

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